Exhibit 4(f)
                                                [EXECUTION COPY]






                              AMENDMENT NO. 1
                        dated as of October 1, 1993

                                  to the

                 LETTER OF CREDIT REIMBURSEMENT AGREEMENT
                       dated as of February 18, 1992

                                   among

                        CIRCUIT CITY STORES, INC.,

                    FIRST NORTH AMERICAN NATIONAL BANK,
                        as Transferor and Servicer,

               THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                             NEW YORK BRANCH,
          BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                    NATIONSBANK OF NORTH CAROLINA, N.A.
                                    and
                 THE BANK OF TOKYO, LTD., NEW YORK AGENCY,
                        as Letter of Credit Banks,

                                    and

               THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED,
                             NEW YORK BRANCH,
                          as AgentAMENDMENT NO. 1
                                    TO
                 LETTER OF CREDIT REIMBURSEMENT AGREEMENT


        This AMENDMENT NO. 1 TO LETTER OF CREDIT REIMBURSEMENT AGREEMENT (this "Amendment") is dated as of October 1, 1993 and is among CIRCUIT CITY STORES, INC., a Virginia corporation (the "Company"), FIRST NORTH AMERICAN NATIONAL BANK, a national banking association ("FNANB"), BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Trustee"), THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED, NEW YORK BRANCH, a Japanese banking corporation acting through its New York Branch ("LTCB"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association and successor-in-interest to Security Pacific National Bank ("Bank of America"), NATIONSBANK OF NORTH CAROLINA, N.A., a national banking association ("NationsBank"), THE BANK OF TOKYO, LTD., NEW YORK AGENCY, a Japanese banking corporation acting through its New York Agency ("Bank of Tokyo"), THE BANK OF NOVA SCOTIA, NEW YORK AGENCY, a Canadian banking corporation acting through its New York Agency ("Scotiabank"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, NEW YORK BRANCH, a Japanese banking corporation acting through its New York Branch ("IBJ").


                                 RECITALS

        WHEREAS, LTCB, Bank of America, NationsBank and Bank of Tokyo (collectively, the "Original Banks"), FNANB, the Company and LTCB, as agent for the Original Banks, have entered into a Letter of Credit Reimbursement Agreement dated as of February 18, 1992 (the "Reimbursement Agreement") pursuant to which, among other things, LTCB has issued, for the account of the Company and for the benefit of the Trustee, Irrevocable Letter of Credit No. CC-1 in the original stated amount of $21,400,000 and in the current stated amount of $25,680,000 (the "LTCB Letter of Credit");

        WHEREAS, LTCB wishes to terminate the LTCB Letter of Credit and to be replaced as a Bank and as Agent under (and as defined in) the Reimbursement Agreement;

        WHEREAS, Scotiabank and IBJ wish to replace LTCB as a Bank under (and as defined in) the Reimbursement Agreement and to issue separate letters of credit (each in the original stated amount of $12,840,000) to replace the LTCB Letter of Credit;

        WHEREAS, Bank of America wishes to replace LTCB as Agent under (and as defined in) the Reimbursement Agreement; and

        WHEREAS, LTCB, Bank of America, NationsBank, Bank of Tokyo, Scotiabank, IBJ, FNANB and the Company wish to amend the Reimbursement Agreement as set forth in this Amendment, and the Trustee wishes to consent to this Amendment;

        NOW, THEREFORE, the parties hereto agree as follows:

        SECTION 1. DEFINITIONS. Terms used but not defined herein which are defined in the Reimbursement Agreement shall have for the purposes hereof the respective meanings set forth therein.

        SECTION 2. REPLACEMENT OF LTCB AS LETTER OF CREDIT BANK. LTCB hereby resigns as a Bank under the Reimbursement Agreement effective as of the date on which the conditions set forth in Section 13.02 of the Pooling and Servicing Agreement shall have been satisfied (the "Effective Date"). The Company hereby appoints, and the Banks hereby approve the appointment of, Scotiabank and IBJ (collectively, the "Replacement Banks") as successor Banks under the Reimbursement Agreement. Scotiabank and IBJ hereby assume all rights and obligations of a Bank under the Reimbursement Agreement and agree to be bound by all of the terms and conditions of the Reimbursement Agreement applicable to a Bank, in each case effective as of the Effective Date. On and after the Effective Date, (i) all references in the Reimbursement Agreement to a Bank shall be deemed to refer to any of Bank of America, NationsBank, Bank of Tokyo, Scotiabank and IBJ, (ii) all references in the Reimbursement Agreement to the Banks shall be deemed to refer to all of Bank of America, NationsBank, Bank of Tokyo, Scotiabank and IBJ, (iii) all references in the Reimbursement Agreement to Schedule 1 attached to the Reimbursement Agreement (or the information or parties set forth thereon) shall be deemed to refer to Schedule 1 attached to this Amendment (and the information or parties set forth thereon) and (iv) LTCB shall have no further rights or obligations as a Bank under the Reimbursement Agreement (except as set forth in Section 2.8 and Section
10.2 of the Reimbursement Agreement).

        SECTION 3. REPLACEMENT OF LTCB AS AGENT. LTCB hereby resigns as the Agent under the Reimbursement Agreement effective as of the Effective Date. Bank of America, NationsBank, Bank of Tokyo and the Replacement Banks hereby appoint, and the Company hereby consents to the appointment of, Bank of America as the successor Agent under the Reimbursement Agreement. Bank of America hereby assumes all rights and obligations of the Agent under the Reimbursement Agreement and agrees to be bound by all of the terms and conditions of the Reimbursement Agreement applicable to the Agent, in each case effective as of the Effective Date; PROVIDED, HOWEVER, that Bank of America shall have no responsibility for, and shall incur no liability to the Original Banks, the Replacement Banks, the Company, FNANB, the Trustee, the Certificateholders, any Liquidity Bank or any other Person for, any action taken by LTCB, or any failure by LTCB to take any action, during the time LTCB served as Agent under the Reimbursement Agreement. On and after the Effective Date, all references to the Agent in the Reimbursement Agreement or in any Letter of Credit (or in any exhibits or attachments thereto) shall be deemed to refer to Bank of America and LTCB shall have no further rights or obligations as the Agent under the Reimbursement Agreement. On and after the Effective Date, LTCB shall have no responsibility for, and shall incur no liability to the Original Banks, the Replacement Banks, the Company, FNANB, the Trustee, the Certificateholders, any Liquidity Bank or any other Person for, any action taken by Bank of America, or any failure by Bank of America to take any action, as Agent under the Reimbursement Agreement.

        SECTION 4. REPLACEMENT OF LTCB LETTER OF CREDIT. Each of Scotiabank and IBJ shall deliver to the Trustee (with a copy to Bank of America), concurrently with the execution of this Amendment, an irrevocable letter of credit substantially in the form of Exhibit A attached to this Amendment (collectively, as amended, supplemented or otherwise modified from time to time, the "Replacement Letters of Credit"). The Trustee shall, upon its receipt of the Replacement Letters of Credit and a fully executed counterpart of this Amendment and upon satisfaction of the conditions set forth in Section 13.02 of the Pooling and Servicing Agreement, deliver the LTCB Letter of Credit to LTCB for cancellation.
This Amendment constitutes the written request referred to in Section 13.02(b) of the Pooling and Servicing Agreement.

        SECTION 5. AMENDMENTS TO THE REIMBURSEMENT AGREEMENT. Each of the parties hereto hereby agrees that the Reimbursement Agreement is amended as follows:

        (a) Section 2.6 of the Reimbursement Agreement is amended by adding "(with a copy to the Agent)" after "delivery of such Letter of Credit to the Trustee" in the 21st line of the third paragraph of subsection (b)(ii)(B) of such section.

        (b) Section 3.3 of the Reimbursement Agreement is amended (i) by substituting "Bank of America National Trust and Savings Association, Global Agency No. 5596, 1455 Market Street, 12th Floor, San Francisco, California 94103" for "Manufacturers Hanover Trust Company, 4 New York Plaza, New York, New York 10004" in subsection (a) of such section and (ii) by substituting "Account No. 12339-14218 (Reference: Global Agency Unit 5596 - Circuit City)" for "Account No. 544-7-75066 (Reference: The Long-Term Credit Bank of Japan, Limited - Circuit City)" in subsection (a) of such section.

        (c) Section 5.4 of the Reimbursement Agreement is amended by adding "(including, without limitation, reasonable counsel fees and expenses and the allocated costs of in-house counsel (without duplication))" after "reasonable expenses" in the second line of such section.

        (d) Section 10.1 of the Reimbursement Agreement is amended (i) by adding "(but shall not be obligated to)" after "the Agent may" in the 12th line of subsection (b) of such section, (ii) by deleting subsection (f) of such section in its entirety and by substituting the following therefor:
"(f) With respect to the Commitment of, and any Letter of Credit issued by, Bank of America National Trust and Savings Association in its capacity as a Bank hereunder, Bank of America National Trust and Savings Association shall have the same rights and powers hereunder as any other Bank as though it were not acting as the Agent," (iii) by adding "and the allocated costs of in-house counsel (without duplication)" after "reasonable counsel fees and disbursements" in the seventh line of subsection (h) of such section and (iv) by deleting subsection (k) of such section in its entirety.

        (e) Section 10.2 of the Reimbursement Agreement is amended by inserting "short-term unsecured credit" before "rating" at the end of the fourth line of such section.

        (f) Section 11.5 of the Reimbursement Agreement is amended by adding "and the allocated costs of in-house counsel (without duplication" after "expenses of counsel" in the ninth line of such section and after "reasonable counsel fees and expenses" in the twenty-seventh line of such section.

        (g) Section 11.8 of the Reimbursement Agreement is amended by deleting such section in its entirety and by substituting the following section therefor:

        SECTION 11.8. SHARING OF SETOFFS AND OTHER PAYMENTS. Each Bank agrees that if it shall, whether through the exercise of a right of banker's lien, setoff or counterclaim against the Company or otherwise, obtain payment (except as expressly permitted by the terms of this Agreement) of a proportion of the aggregate indebtedness of the Company to it hereunder which exceeds the proportion of the aggregate indebtedness of the Company hereunder to any other Bank being paid simultaneously to such other Bank, it shall promptly notify the Agent of the amount of such excess payments and shall promptly deliver such excess payments in immediately available funds to the account of the Agent specified in Section 3.3(a) (after deducting its PRO RATA share of such excess payments as calculated by the Agent in accordance with the Banks' respective Commitment Percentages); PROVIDED, HOWEVER, that nothing herein contained shall in any way affect the right of any Bank to obtain payment (whether by exercise of right of banker's lien, setoff or counterclaim or otherwise) of indebtedness other than that incurred by the Company hereunder. The Agent shall, promptly after it receives such excess payments from such Bank, make such excess payments available to the other Banks PRO RATA in accordance with their respective Commitment Percentages. The Agent shall have no responsibility for confirming, and shall incur no liability to the Banks for any misrepresentation by any Bank with respect to, the amount of any excess payments subject to this Section 11.8 (although the Agent shall be responsible for allocating and distributing such excess payments in accordance with the preceding sentence).

        (h) Article XI of the Reimbursement Agreement is amended by adding the following section thereto:

        SECTION 11.17. ADDITIONAL NOTICES TO THE AGENT. Each Bank that delivers to the Trustee a notice in the form of Attachment 7 to such Bank's Letter of Credit (a Notice of Extension and Amendment), an amendment to such Bank's Letter of Credit (pursuant to Section 2.7(b)) or a new Letter of Credit to replace such Bank's Letter of Credit (pursuant to Section 2.7(b)) shall, at the same time, deliver a copy of such notice, amendment or replacement Letter of Credit to the Agent. FNANB shall promptly notify the Agent of all instructions given by FNANB to the Trustee pursuant to
Section 2.6(b) (involving the termination or reduction of the Letter of Credit of a Dissenting Bank) and any repurchase of Investor Certificates pursuant to Section 4.13 of the Pooling and Servicing Agreement.

        (i) Schedule 1 to the Reimbursement Agreement is amended and restated in its entirety by Schedule 1 to this Amendment.

        SECTION 6. REPRESENTATIONS AND WARRANTIES. Each of Scotiabank and IBJ represents and warrants that it has, as of the date of this Amendment, a short-term unsecured credit rating from Standard & Poor's Ratings Group of A-l and a short-term unsecured credit rating from Moody's Investors Service, Inc. of P-1. Each of the Company and FNANB represents and warrants that (i) the domestic Opinions of Counsel attached as Exhibits A-1 and A-2 to this Amendment (the "Domestic Opinions of Counsel") and the foreign Opinions of Counsel attached as Exhibits B-1 and B-2 to this Amendment (the "Foreign Opinions of Counsel") are satisfactory to FNANB and its counsel, (ii) the representations and warranties of the Company and FNANB set forth in Section 7.1 of the Reimbursement Agreement are true and correct on the date hereof as if made on and as of the date hereof and
(iii) no Default, Event of Default or Pay-Out Event has occurred and is continuing or would result from the execution and delivery of this Amendment or any of the transactions or events contemplated hereby. LTCB represents and warrants that all amounts due from the Company under the Reimbursement Agreement, including, without limitation, amounts for outstanding Letter of Credit Disbursements (including interest thereon), accrued and unpaid fees (including LTCB's Commitment Fee accrued through the date of this Amendment) and any other amounts due under or with respect to the LTCB Letter of Credit have been paid in full to the satisfaction of LTCB. Each of the Trustee, Bank of America, NationsBank and Bank of Tokyo represents and warrants that the Domestic Opinions of Counsel and the Foreign Opinions of Counsel are satisfactory to it and its counsel.

        SECTION 7. EFFECTIVENESS. This Amendment shall become effective upon (i) receipt by the Trustee and Bank of America of a duly executed copy of this Amendment signed by each of the other parties hereto, (ii) receipt by the Trustee of the Replacement Letters of Credit (and receipt by Bank of America of copies thereof) and (iii) satisfaction of the conditions set forth in Section 13.02 of the Pooling and Servicing Agreement (and confirmation by the Trustee to FNANB and Bank of America that such conditions have been satisfied). The Trustee may conclusively rely on the representations and warranties of Scotiabank, IBJ, the Company, FNANB and LTCB set forth in Section 6, shall have no duty to make inquiries with regard to the matters covered thereby and shall incur no liability in relying thereon. Upon the effectiveness of this Amendment, the Reimbursement Agreement shall be automatically amended as set forth herein and the rights and obligations of the parties hereto shall be governed by the Reimbursement Agreement as amended by this Amendment. The parties hereto hereby waive any right to notice to which they would otherwise be entitled pursuant to the Reimbursement Agreement or the Pooling and Servicing Agreement in connection with the execution and delivery of this Amendment and the consummation of the transactions contemplated by this Amendment. The parties hereto hereby acknowledge and agree that Bank of America has been appointed as Agent under the Reimbursement Agreement in accordance with the Reimbursement Agreement.

        SECTION 8. REIMBURSEMENT AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED. Except as specifically amended hereby, all of the terms and conditions of the Reimbursement Agreement shall remain in full force and effect. All references to the Reimbursement Agreement in any other document or instrument shall be deemed to mean the Reimbursement Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Reimbursement Agreement, but shall constitute merely an amendment thereof.

        SECTION 9. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS OF SUCH LAWS.

        SECTION 10. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
        IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                        CIRCUIT CITY STORES, INC.


                        By  s/Philip Dunn
                        Title:  Treasurer


                        FIRST NORTH AMERICAN NATIONAL
                          BANK, as Transferor and Servicer


                        By  s/William T. Higginbotham
                        Title:  Vice President


                        BANKERS TRUST COMPANY,
                          as Trustee and Paying Agent


                        By  s/James C. McDonough, Jr.
                        Title:  Assistant Treasurer


                        THE LONG-TERM CREDIT BANK OF
                          JAPAN, LIMITED,
                          NEW YORK BRANCH


                        By  s/Philip A. Marsden
                        Title:  Deputy General Manager


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION


                        By  s/William O. Tucker
                        Title:  Vice President


                        NATIONSBANK OF NORTH CAROLINA,
                          N.A.


                        By  s/E. Turner Coggins
                        Title:  Senior Vice President




                        THE BANK OF TOKYO, LTD.,
                          NEW YORK AGENCY


                        By  s/Sachio Kohjima
                        Title: Senior Vice President


                        THE LONG-TERM CREDIT BANK OF
                            JAPAN, LIMITED,
                              NEW YORK BRANCH, as Agent


                        By  s/Philip A. Marsden
                        Title:  Deputy General Manager


                        BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION,
                             as successor Agent


                        By  s/Kevin W. Mangan
                        Title:  Vice President


                        THE BANK OF NOVA SCOTIA,
                          NEW YORK AGENCY


                        By  s/J. Alan Edwards
                        Title:  Vice President


                        THE INDUSTRIAL BANK OF JAPAN,
                            LIMITED,
                          NEW YORK BRANCH


                        By  s/Takeshi Kawano
                        Title:  Senior Vice President &
                                Senior Manager
EXHIBITS


Exhibit A-1 - Form of Domestic Opinion of Counsel (Scotiabank)
Exhibit A-2 - Form of Domestic Opinion of Counsel (IBJ)
Exhibit B-1 - Form of Foreign Opinion of Counsel (Scotiabank)
Exhibit B-2 - Form of Foreign Opinion of Counsel (IBJ)

                                SCHEDULE 1

                                COMMITMENTS


                                        Letter of Credit      Commitment
         Bank                              Commitment         Percentage

Bank of America National Trust and        $ 24,720,000        32.69841%
  Savings Association
Global Payments Operations
4th Floor
1850 Gateway Boulevard
Concord, California  94520
Attention:  Amalia El Gohary

Telephone:  (510) 675-8212
Telecopier: (510) 675-7531

(with copies of all notices to:)

Bank of America National Trust and
  Savings Association
1230 Peachtree Street, N.E.
Suite 3600
Atlanta, Georgia  30309
Attention:  William Tucker

Telephone:  (404) 249-6927
Telecopier: (404) 249-6938


NationsBank of North Carolina, N.A.       $ 14,880,000        19.68254%
One NationsBank Plaza
T19-3
Charlotte, North Carolina  28255
Attention:  Richard Strasser

Telephone:  (704) 386-8506
Telecopier: (704) 386-6447


The Bank of Nova Scotia, New York         $ 12,840,000        16.98413%
  Agency
One Liberty Plaza
New York, New York  10006
Attention:  Frank Vidal

Telephone:  (212) 225-5039
Telecopier: (212) 225-5090


The Industrial Bank of Japan,             $ 12,840,000        16.98413%
  Limited, New York Branch
245 Park Avenue
New York, New York  10167
Attention:  Linda Muscarella

Telephone:  (212) 309-1872
Telecopier: (212) 856-9450


The Bank of Tokyo, Ltd., New York         $ 10,320,000        13.65079%
  Agency
100 Broadway
New York, New York  10005
Attention:  Loan Administration
  Department

Telephone:  (201) 413-8726
Telecopier: (201) 413-8922

(with copies of all notices to:)

BOTT Business Services, Inc.
2000 K Street, Suite 701
Washington, D.C.  20006
Attention:  J. Andrew Don

Telephone:  (202) 463-0477
Telecopier: (202) 293-3416


                          NOTICES TO THE TRUSTEE


Bankers Trust Company
Four Albany Street
New York, New York  10015
Attention:  Corporate Trust and Agency
  Group - Structured Finance

Telephone:  (212) 250-6737
Telecopier: (212) 250-6684


               NOTICES TO THE LETTER OF CREDIT BANKS' AGENT


Bank of America National Trust and

  Savings Association
Global Agency No. 5596
12th Floor
1455 Market Street
San Francisco, California  94103
Attention:  Ann E. Mead

Telephone:  (415) 622-8722
Telecopier: (415) 622-4894


                   NOTICES TO THE LIQUIDITY BANKS' AGENT


National Westminster Bank PLC,
  New York Branch
29th Floor
175 Water Street
New York, New York  10038
Attention:  Corporate Finance Marketing

Telephone:  (212) 602-4228
            (212) 602-4227
Telecopier: (212) 602-4284